UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-11255	AMERCO (A Nevada Corporation) 1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239 Telephone (775) 688-6300	88-0106815
2-38498	U-Haul International, Inc. (A Nevada Corporation) 2727 N. Central Avenue Phoenix, Arizona 85004 Telephone: (602) 263-6645	86-0663060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 9, 2007, AMERCO (the “Company”) announced today that its Board of Directors has authorized an increase in the Company’s common stock repurchase program to a total aggregate amount, net of brokerage commissions, of $115 million (which amount is inclusive of the $50 million common stock repurchase program approved by the Board of Directors in 2006). As with the original program, the company may repurchase stock from time to time on the open market until October 31, 2007.

Item 9.01. Financial Statements and Exhibits.

99.1 Press release dated March 9, 2007 (regarding Common Stock Repurchase Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2007

AMERCO

/s/ Jason A. Berg
Jason A. Berg,
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99.1	Press release dated March 9, 2007 (regarding Common Stock Repurchase Plan).